    As filed with the Securities and Exchange Commission on August 14, 2000
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                --------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                --------------
              Merrill Lynch, Pierce, Fenner & Smith Incorporated
                               Initial Depositor
              (Exact name of registrant as specified in charter)
                                --------------
                          ABC HOLDRS SM Trust 2000-J
                               yet-to-be formed
                     [Issuer with respect to the receipts]

            Delaware                              6211                            13-5674085
  (State or other jurisdiction
       of incorporation or            (Primary Standard Industrial             (I.R.S. Employer
          organization)               Classification Code Number)           Identification Number)
                                            250 Vesey Street
                                        New York, New York 10281
                                             (212) 442-1000

  (Address, including zip code, and telephone number, including area code, or registrant's
                         principal executive offices)
                                --------------

             Andrea L. Dulberg, Esq.
                Corporate Secretary                                    Copies to:
       Merrill Lynch, Pierce, Fenner & Smith                       Andrew B. Janszky
                   Incorporated                                   Shearman & Sterling
                 250 Vesey Street                                 599 Lexington Avenue
             New York, New York 10281                           New York, New York 10022
                  (212) 449-1000                                     (212) 848-4000
     (Name, address, including zip code, and
      telephone number, including area code,
               of agent for service)

         Approximate date of commencement of proposed sale to public:
  As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     Proposed
                                                        Proposed      Maximum
                                                        Maximum      Aggregate   Amount of
        Title of Each Class of         Amounts to Be Offering Price  Offering   Registration
     Securities to be Registered        Registered   per Receipt(1)  Price(1)      Fee(2)
-----------------------------------------------------------------------------------------------------------------------------------
ABC HOLDRS............................    100,000         $100      $10,000,000    $2,640
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.
(2) This Registration Statement also registers, where required, an indeterminate amount of securities to be sold by Merrill Lynch, Pierce, Fenner & Smith Incorporated in market-making transactions.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We     +
+have filed a registration statement relating to these receipts with the       +
+Securities and Exchange Commission. We cannot sell these receipts until the + +registration statement becomes effective. This prospectus is not an offer to + +sell these receipts and we are not soliciting offers to buy these receipts in +
+any state where such offer or sale is not permitted.                          +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                             Subject to Completion
                  Preliminary Prospectus dated August 14, 2000

PROSPECTUS

                                     [LOGO]

                         [        ] Depositary Receipts
                           ABC HOLDRS SM Trust 2000-J

    The ABC HOLDRS SM Trust 2000-J will issue Depositary Receipts called ABC HOLDRS SM representing your undivided beneficial ownership in the U.S.-traded common stock of a group of specified companies that are involved in various
segments of the [   ] industry. The Bank of New York will be the trustee. You
only may acquire, hold or transfer ABC HOLDRS in a round-lot amount of 100 ABC HOLDRS or round-lot multiples. ABC HOLDRS are separate from the underlying deposited common stocks that are represented by the ABC HOLDRS. For a list of the names and the number of shares of the companies that make up an ABC HOLDR, see "Highlights of ABC HOLDRS--The ABC HOLDRS" starting on page 6. The trust will issue the additional ABC HOLDRS on a continuous basis.

    Investing in ABC HOLDRS involves significant risks. See "Risk factors" starting on page 4.

    The initial public offering price for a round-lot of 100 ABC HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each deposited share multiplied by the share amount specified in this prospectus, plus an underwriting fee.

    ABC HOLDRS are neither interests in nor obligations of either the initial depositor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or The Bank of New York, as trustee.

    Before this issuance, there has been no public market for ABC HOLDRS. Application has been made to list the ABC Receipts on the American Stock
Exchange under the symbol "[   ]".

                                  -----------

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                                   Initial Price Underwriting
                                                    to Public*       Fee
                                                   ------------- ------------
     Per ABC HOLDR................................                     2%

-----
* Includes underwriting fee.

    For purchases of ABC HOLDRS in excess of     ABC HOLDRS, the underwriting
fee will be   %.

                                  -----------

Merrill Lynch & Co.                                                      [     ]

                                  -----------

                   The date of this prospectus is    , 2000.

"HOLDRS" and "HOLding Company Depositary ReceiptS" are service marks of Merrill Lynch & Co., Inc.

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Summary....................................................................   3
Risk Factors...............................................................   4
Highlights of ABC HOLDRS...................................................   7
The Trust..................................................................  14
Description of ABC HOLDRS..................................................  14
Description of the Underlying Securities...................................  15
Description of the Depositary Trust Agreement..............................  17
Federal Income Tax Consequences............................................  20
ERISA Considerations.......................................................  23
Plan of Distribution.......................................................  23
Legal Matters..............................................................  23
Where You Can Find More Information........................................  24

                                ---------------

      This prospectus contains information you should consider when making your investment decision. With respect to information about ABC HOLDRS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC HOLDRS in any jurisdiction where the offer or sale is not permitted.

      The ABC HOLDRS are not registered for public sale outside of the United States. Non-U.S. receipt HOLDRS should refer to "Federal Income Tax Consequences--Non-U.S. receipt holders" and consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of the ABC HOLDRS or of the underlying securities through an investment in the ABC HOLDRS.

                                    SUMMARY

     The ABC HOLDRS Trust will be formed under the depositary trust agreement,
dated as of     , 2000 among The Bank of New York, as trustee, Merrill Lynch,
Pierce, Fenner & Smith Incorporated, other depositors and the owners of the ABC HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

     The trust will hold shares of common stock issued by [    ] specified
companies generally considered to be involved in various segments of the
[    ] industry. The number of shares of each common stock held by the trust with respect to each round-lot of ABC HOLDRS is specified under "Highlights of ABC HOLDRS--The ABC HOLDRS." This group of common stocks is referred to as the underlying securities. Except when a reconstitution event occurs, the underlying securities will not change.

     Under no circumstances will a new company be added to the group of issuers of underlying securities.

     The trust will issue ABC HOLDRS that represent your undivided beneficial ownership interest in the shares of common stock held by the trust on your behalf. The ABC HOLDRS are separate from the underlying common stocks that are represented by the ABC HOLDRS.

                                  RISK FACTORS

      An investment in ABC HOLDRS involves risks similar to investing in each of the underlying securities outside of the ABC HOLDRS, including the risks
associated with concentrated investments in the [    ] industry.

General Risk Factors

     . Loss of investment. Because the value of ABC HOLDRS directly relates to the value of the underlying securities, you may lose all or a substantial portion of your investment in the ABC HOLDRS if the underlying securities decline in value.

     . Discount trading price. ABC HOLDRS may trade at a discount to the aggregate value of the underlying securities.

     .  Not necessarily representative of the [   ] industry. While the
        underlying securities are common stocks of companies generally
        considered to be involved in various segments of the [   ]
        industry, the underlying securities and the ABC HOLDRS may not
        necessarily follow the price movements of the entire [   ]
        industry generally. If the underlying securities decline in value, your investment in the ABC HOLDRS will decline in value even if
        common stock prices in the [   ] industry generally increase in
        value. Furthermore, after the initial deposit, one or more of the issuers of the underlying securities may no longer be involved in
        the [   ] industry. In this case, the ABC HOLDRS may no longer
        consist of securities issued only by companies involved in the
        [   ] industry.

     . No investigation of underlying securities. The underlying securities included in the ABC HOLDRS were selected by Merrill Lynch, Pierce, Fenner & Smith Incorporated based on the market capitalization of issuers and the market liquidity of common
        stocks in the [   ] industry, without regard for the value, price
        performance, volatility or investment merit of the underlying securities. Consequently, the ABC HOLDRS Trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and their affiliates, have not performed any investigation or review of the selected companies, including the public filings by the companies. Investors and market participants should not conclude that the inclusion of a company is any form of investment recommendation by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, or their affiliates.

     . Loss of diversification. As a result of business developments, reorganizations, or market fluctuations affecting issuers of the underlying securities, ABC HOLDRS may not necessarily continue to
        be a diversified investment in the [   ] industry. As a result of
        market fluctuation and/or reconstitution events, ABC HOLDRS may represent a concentrated investment in one or more of the underlying securities which would reduce investment diversification and increase your exposure to the risks of concentrated investments.

     . Conflicting investment choices. In order to sell one or more of the underlying securities individually or to participate in a tender offer relating to one or more of the underlying securities, you will be required to cancel your ABC HOLDRS and receive delivery of each of the underlying securities. The cancellation of your ABC HOLDRS will allow you to sell individual underlying securities or to deliver individual underlying securities in a tender offer. The cancellation of ABC HOLDRS will involve payment of a cancellation fee to the trustee.

     . Trading halts. Trading in ABC HOLDRS may be halted if trading in one or more of the underlying securities is halted. If trading is halted in the ABC HOLDRS, you will only be able to trade HOLDRS if you cancel your ABC HOLDRS and receive the underlying securities, even though there is trading in some of the underlying securities.

     . Delisting from the American Stock Exchange. If the number of companies whose common stock is held in the trust falls below nine, the American Stock Exchange may consider delisting the ABC HOLDRS. If the ABC HOLDRS are delisted by the American Stock Exchange, a termination event will result unless the ABC HOLDRS are listed for trading on another national securities exchange or through Nasdaq within five business days from the date the ABC HOLDRS are delisted.

     . Possible conflicts of interest. Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, has selected the underlying securities and may face possible conflicts of interest in connection with its activities. For example, Merrill Lynch, Pierce, Fenner & Smith Incorporated and its affiliates, collectively referred to as Merrill Lynch, may engage in investment banking and other activities, may provide services to issuers of the underlying securities in connection with its business, or may make purchases or sales, including establishing long or short positions, in the underlying securities for its own account. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, will purchase, in the secondary market, the underlying securities that will be deposited into the trust. Merrill Lynch may make these purchases before the deposit into the trust, to it may borrow securities for the deposit and subsequently purchase the securities to repay to the lenders the securities previously borrowed. In either event, the purchases of the underlying securities will be made at various prices. As the initial offering price for the ABC HOLDRS will be based on the closing market price of each of the underlying securities on the pricing date, Merrill Lynch may recognize a gain on its purchases of the underlying securities. Specifically, if the closing market price for the underlying securities on the pricing date is higher than the price at which Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, purchases the underlying securities then it will recognize a gain in connection with such purchases. Merrill Lynch may recognize this gain on any of the underlying securities that comprise the ABC HOLDRS or on all of the underlying securities in the aggregate. The potential profit of Merrill Lynch is also affected by any hedging activities that it may engage in while it purchases the underlying securities in the secondary market for deposit into the trust. All of these activities may result in conflicts of interest with respect to the financial interest of Merrill Lynch, on the one hand, and, on the other hand, the initial selection of the underlying securities included in the ABC HOLDRS, the
        selection of the [     ] industry, Merrill Lynch's activity in the
        secondary market in the underlying securities, and the creation and cancellation of ABC HOLDRS by Merrill Lynch.

     . Temporary price increases in the underlying securities. Purchasing activity in the secondary trading market associated with acquiring the underlying securities for deposit into the trust may temporarily increase the market price of the deposited shares, which will result in a higher initial offering price for the ABC HOLDRS. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC HOLDRS, particularly in connection with the initial issuance of ABC HOLDRS, could temporarily increase the market price of the underlying securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying securities, thereby limiting the liquidity of the underlying securities due to a temporary increased demand for underlying securities. Temporary increases in the market price of the underlying securities may also occur as a result of the purchasing activity of other market participants. Other market participants may attempt to benefit from increases in the market price of the underlying securities that may occur as result of the increased purchasing activity in the underlying securities resulting from the issuance of the ABC HOLDRS. Consequently, prices for the underlying securities may decline immediately after the pricing date. If the trading prices for the underlying securities decline, the trading price of ABC HOLDRS will also decline.

Risk Factors Specific to the [   ] Industry

                            HIGHLIGHTS OF ABC HOLDRS

      This discussion highlights information regarding ABC HOLDRS. We present certain information more fully in the rest of this prospectus. You should read the entire prospectus carefully before you purchase ABC HOLDRS.

Issuer.......................  ABC HOLDRS Trust.

The trust....................  The ABC HOLDRS Trust will be formed under the
                               depositary trust agreement, dated as of       ,
                               2000 among The Bank of New York, as trustee,
                               Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated, other depositors and the owners of the ABC HOLDRS. The trust is not a registered investment company under the Investment Company Act of 1940.

Initial depositor............  Merrill Lynch, Pierce, Fenner & Smith
                               Incorporated.

Trustee......................  The Bank of New York, a New York state-
                               chartered banking organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.

Purpose of ABC HOLDRS .......  ABC HOLDRS are designed to achieve the following:

                               Diversification. ABC HOLDRS are designed to
                               allow you to diversify your investment in the
                               [    ] industry through a single, exchange-
                               listed instrument representing your undivided beneficial ownership of the underlying securities.

                               Flexibility. The beneficial owners of ABC
                               HOLDRS have undivided beneficial ownership interests in each of the underlying securities represented by the ABC HOLDRS, and can cancel their ABC HOLDRS to receive each of the underlying securities represented by the ABC HOLDRS.

                               Transaction costs. The expenses associated with trading ABC HOLDRS are expected to be less than trading each of the underlying securities separately.

Trust assets.................  The trust will hold shares of common stock
                               issued by specified companies in the [     ]
                               industry. Except when a reconstitution event occurs, the group of companies will not change. Reconstitution events are described in this prospectus under the heading "Description of the depositary trust agreement--Reconstitution events." Under no circumstances will the common stock of a new company be added to the common stocks underlying the ABC HOLDRS.

                               The trust's assets may increase or decrease as a result of in-kind deposits and withdrawals of the underlying securities during the life of the trust.

The ABC HOLDRS...............  The trust will issue ABC HOLDRS that represent your undivided beneficial ownership interest in the shares of U.S.-traded common stock held by the trust on your behalf. The ABC HOLDRS themselves are separate from the underlying securities that are represented by the ABC HOLDRS.

                               The specific share amounts for each round-lot of 100 ABC HOLDRS will be determined on the pricing date so that the initial issue price will be approximately $90-$100 per ABC HOLDR and the initial weightings of each underlying security included in the ABC HOLDRS approximates the relative market capitalizations of the specified companies (based on the closing market prices of the underlying securities on the trading day immediately preceding the pricing date), subject to a maximum weight of 20%. For purposes of this preliminary prospectus, the indicative share amounts and the indicative weightings of each underlying security, based on market capitalizations as of the date of this preliminary prospectus, are set forth in the table below; however, such share amounts and weightings are expected to change during the period between the date of this preliminary prospectus and the pricing date.

                               After the pricing date, the share amounts will not change, except for changes due to corporate events, such as stock splits or reverse stock splits on the underlying securities, or reconstitution events. However, the weightings are expected to change substantially over time because of price fluctuations.

                               The following chart provides the

                               .  names of the [   ] issuers of the underlying
                                  securities represented by the ABC HOLDRS,

                               .  stock ticker symbols,

                               . indicative share amounts represented by a round-lot of 100 ABC HOLDRS as of the date of this preliminary prospectus,

                               . indicative weightings as of the date hereof, and

                               .  principal market on which the shares of
                                  common stock of the selected companies are traded.

                                    Indicative                       Primary
                   Name of            Share                          Trading
                   Company   Ticker  Amounts   Indicative Weightings Market
                   -------   ------ ---------- --------------------- -------

                               The actual share amounts and weightings will be determined on the pricing date and will appear in the final prospectus delivered in connection with sales of the ABC HOLDRS. These companies
                               generally are considered to be [        ] of
                               the largest and most liquid companies with
                               U.S.-traded common stock involved in the
                               [     ] industry as measured by market
                               capitalization and trading volume on       ,
                               2000. The market capitalization of a company is determined by multiplying the price of its common stock by the number of outstanding shares of its common stock.

                               The trust only will issue and cancel, and you only may obtain, hold, trade or surrender, ABC HOLDRS in a round-lot of 100 ABC HOLDRS and round-lot multiples. The trust will only issue ABC HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 ABC HOLDRS. In the event that a fractional share comes to be represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS.

                               The number of outstanding ABC HOLDRS will increase and decrease as a result of in-kind deposits and withdrawals of the underlying securities. The trust will stand ready to issue additional ABC HOLDRS on a continuous basis when an investor deposits the required shares of common stock with the trustee.

Public offering price........  The initial public offering price for 100 ABC
                               HOLDRS will equal the sum of the closing market price on the primary trading market on the pricing date for each underlying security multiplied by the share amount to be determined on the pricing date, plus an underwriting fee. It is expected that the initial public offering price will be approximately $90-$100 per ABC HOLDR.

Purchases....................  After the initial offering, you may acquire ABC
                               HOLDRS in two ways:

                               . through an in-kind deposit of the required number of shares of common stock of the underlying issuers with the trustee, or

                               . through a cash purchase in the secondary trading market.

Underwriting fees............  If you purchase ABC HOLDRS in the initial public offering, you will pay Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its role as underwriter, an underwriting fee equal to:

                               .  For purchases of [      ] ABC HOLDRS or
                                  fewer, 2%.

                               .  For purchases in excess of ABC HOLDRS,    %.
                               You will not be charged any issuance fee or other sales commission in connection with purchases of ABC HOLDRS made in the initial public offering.

Issuance and cancellation      After the initial offering, if you wish to
fees.........................  create ABC HOLDRS by delivering to the trust the requisite shares of common stock
                               represented by a round-lot of 100 ABC HOLDRS, The Bank of New York as trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 ABC HOLDRS. If you wish to cancel your ABC HOLDRS and withdraw your underlying securities, The Bank of New York as trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 ABC HOLDRS.

Commissions..................  If you choose to deposit underlying securities in order to receive ABC HOLDRS after the
                               conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance fee charged by the trustee described above, you will be responsible for paying any sales commission associated with your purchase of the underlying securities that is charged by your broker, whether it be Merrill Lynch, Pierce,
                               Fenner & Smith Incorporated or [    ],
                               collectively, the selling group, or another broker.

Custody fees.................  The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS, to be deducted from any cash dividend or other cash distributions on underlying securities received by the trust. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

Rights relating to ABC         You have the right to withdraw the underlying
HOLDRS.......................  securities upon request by delivering a round-
                               lot or integral multiple of a round-lot of ABC
                               HOLDRS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes, and other charges. You should receive the underlying securities no later than the business day after the trustee receives a proper notice of cancellation. The trustee will not deliver fractional shares of underlying securities. To the extent that any cancellation of ABC HOLDRS would otherwise require the delivery of a fractional share, the trustee will sell such share in the market and the trust, in turn, will deliver cash in lieu of such share. Except with respect to the right to vote for dissolution of the trust, the ABC
                               HOLDRS themselves will not have voting rights.

Rights relating to the
 underlying securities.......
                               You have the right to:

                               .  Receive all shareholder disclosure
                                  materials, including annual and quarterly reports, distributed by the issuers of the underlying securities.

                               . Receive all proxy materials distributed by the issuers of the underlying securities and will have the right to instruct the trustee to vote the underlying securities or may attend shareholder meetings yourself.

                               . Receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of the underlying securities, net of any applicable taxes or fees.

                               If you wish to participate in a tender offer for underlying securities, you must obtain the underlying securities by surrendering your ABC HOLDRS and receiving all of your underlying securities. For specific information about obtaining your underlying securities, you should read the discussion under the caption "Description of the depositary trust agreement."

Reconstitution events........  The depositary trust agreement provides for the automatic distribution of underlying securities to you in the following four circumstances:

                               A. If an issuer of underlying securities no
                                  longer has a class of common stock
                                  registered under section 12 of the
                                  Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

                               B. If the SEC finds that an issuer of
                                  underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

                               C. If the underlying securities of an issuer
                                  cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the ABC HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

                               D. If an issuer's underlying securities are
                                  delisted from trading on a national
                                  securities exchange or Nasdaq and are not listed for trading on another national securities exchange or through Nasdaq within five business days from the date such securities are delisted.

                               If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

Termination events...........  A. The ABC HOLDRS are delisted from the
                                  American Stock Exchange and are not listed for trading on another national securities exchange or through Nasdaq within five business days from the date the ABC HOLDRS are delisted.

                               B. The trustee resigns and no successor trustee
                                  is appointed within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign.

                               C. 75% of beneficial owners of outstanding ABC
                                  HOLDRS vote to dissolve and liquidate the trust.

                               If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event.

Federal income tax             The federal income tax laws will treat a U.S.
consequences.................  holder of ABC HOLDRS as directly owning the underlying securities. The ABC HOLDRS
                               themselves will not result in any federal tax consequences separate from the tax consequences associated with ownership of the underlying securities.

Listing......................  Application has been made to list the ABC
                               HOLDRS on the American Stock Exchange under the
                               symbol "[    ]". Trading will take place only
                               in round-lots of 100 ABC HOLDRS and round-lot multiples. A minimum of 150,000 ABC HOLDRS will be required to be outstanding when trading begins.

Trading......................  Investors only will be able to acquire, hold, transfer and surrender a round-lot of 100 ABC HOLDRS. Bid and ask prices, however, will be quoted per single ABC HOLDR.

Clearance and settlement.....  The trust will issue ABC HOLDRS in book-entry form. ABC HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with The Depository Trust Company, referred to as DTC. Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. For further information see "Description of ABC HOLDRS."

                                   THE TRUST

      General. This discussion highlights information about the ABC HOLDRS Trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase ABC HOLDRS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the depositary trust agreement."

      The ABC HOLDRS Trust. The trust will be formed pursuant to the depositary
trust agreement, dated as of       , 2000. The Bank of New York will be the
trustee. The ABC HOLDRS Trust is not a registered investment company under the Investment Company Act of 1940.

      The ABC HOLDRS Trust is intended to hold deposited shares for the benefit of owners of ABC HOLDRS. The trustee will perform only administrative and ministerial acts. The property of the trust will consist of the underlying securities and all monies or other property, if any, received by the trustee. The trust will terminate on December 31, 2040, or earlier if a termination event occurs.

                           DESCRIPTION OF ABC HOLDRS

      The trust will issue ABC HOLDRS under the depositary trust agreement described in this prospectus under the heading "Description of the depositary trust agreement." After the initial offering, the trust may issue additional ABC HOLDRS on a continuous basis when an investor deposits the requisite underlying securities with the trustee.

      You may only acquire, hold, trade and surrender ABC HOLDRS in a round-lot of 100 ABC HOLDRS and round-lot multiples. The trust will only issue ABC HOLDRS upon the deposit of the whole shares of underlying securities that are represented by a round-lot of 100 ABC HOLDRS. In the event of a stock split, reverse stock split, or other distribution by the issuer of an underlying security that results in a fractional share becoming represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS.

      ABC HOLDRS will represent your individual and undivided beneficial ownership interest in the common stock of the specified underlying securities.
The [       ] companies selected as part of this receipt program are listed above in the section entitled "Highlights of ABC HOLDRS--The ABC HOLDRS."

      Beneficial owners of ABC HOLDRS will have the same rights and privileges as they would have if they beneficially owned the underlying securities outside of the trust. These include the right of investors to instruct the trustee to vote the common stock, and to receive dividends and other distributions on the underlying securities, if any are declared and paid to the trustee by an issuer of an underlying security, as well as the right to cancel ABC HOLDRS to receive the underlying securities. See "Description of the depositary trust agreement." ABC HOLDRS are not intended to change your beneficial ownership in the underlying securities under federal securities laws, including Sections 13(d) and 16(a) of the Securities Exchange Act of 1934.

      The trust will not publish or otherwise calculate the aggregate value of the underlying securities represented by a receipt. ABC HOLDRS may trade in the secondary market at prices that are lower than the aggregate value of the corresponding underlying securities. If, in such case, an owner of ABC HOLDRS wishes to realize the dollar value of the underlying securities, that owner will have to cancel the ABC HOLDRS. Such cancellation will require payment of fees and expenses as described in "Description of the depositary trust agreement--Withdrawal of underlying securities."

      ABC HOLDRS will be evidenced by one or more global certificates that the trustee will deposit with DTC and register in the name of Cede & Co., as nominee for DTC. ABC HOLDRS will be available only in book-entry form. Owners of ABC HOLDRS may hold their ABC HOLDRS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.

                    DESCRIPTION OF THE UNDERLYING SECURITIES

      Selection criteria. The underlying securities are the common stocks of a
group of [   ] specified companies involved in various segments of the [   ]
industry and whose common stock is registered under Section 12 of the Exchange
Act. The issuers of the underlying securities are considered to be [   ] of the
largest capitalized, most liquid companies in the [   ] industry as measured by
market capitalization and trading volume. The following criteria were used in
selecting the underlying securities on      , 2000:

     .  Market capitalization equal to or greater than $   billion;

     .  Average daily trading volume of at least     million shares over
        the 60 trading days before     , 2000;

     .  Average daily dollar volume (that is, the average daily trading
        volume multiplied by the closing price on     , 2000) of at least
        $   million over the 60 trading days before     , 2000; and

     .  A trading history of at least 90 calendar days.

      The market capitalization of a company is determined by multiplying the price of its common stock by the number of shares of its common stock that are held by stockholders. In determining whether a company was to be considered for inclusion in the ABC HOLDRS, Merrill Lynch, Pierce, Fenner & Smith Incorporated examined available public information about the company, including analysts' reports and other independent market sources. The ultimate determination of the
inclusion of the [   ] specified companies, however, rested solely within the
discretion of Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      After the initial deposit, one or more of the issuers of the underlying
securities may no longer be substantially involved in the [   ] industry. In
this case, the ABC HOLDRS may no longer consist of securities issued by
companies involved in the [   ] industry. Merrill Lynch, Pierce, Fenner & Smith
Incorporated will determine, in its sole discretion, whether the issuer of a
particular underlying security remains in the [   ] industry and will undertake
to make adequate disclosure when necessary.

      Underlying securities. For a list of the underlying securities represented by ABC HOLDRS, please refer to "Highlights of ABC HOLDRS--The ABC HOLDRS." If the underlying securities change because of a reconstitution event, a revised list of underlying securities will be set forth in a prospectus supplement and will be available from the American Stock Exchange and through a widely-used electronic information dissemination system such as Bloomberg or Reuters.

      No investigation. In selecting the underlying securities, the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, and any affiliate of these entities, have not performed any investigation or review of the selected companies, including the public filings by the companies, other than to the extent required to determine whether the companies satisfied the program's stated selection criteria. Accordingly, before you acquire ABC HOLDRS, you should consider publicly available financial and other information about the issuers of the underlying securities. See "Risk Factors" and "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of a company in the list is any form of investment recommendation of that company by the trust, the trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, the selling group and any of their affiliates.

      General background and historical information. The following table and graph set forth the composite performance of all of the underlying securities represented by a single ABC HOLDR based upon the indicative share amounts set forth in the table on page 10 of this preliminary prospectus, measured at the
close of each business day from     , 1999, the first date when all of the
underlying securities were publicly traded, and thereafter as of the end of
each month to     , 2000. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying securities are not necessarily indicative of future values. The actual share amounts will be determined on the pricing date and may differ from the indicative share amounts.


1999   Value   1999    Value   1999    Value    1999    Value    2000    Value
----   -----   ----    -----   ----    -----    ----    -----    ----    -----

                                    [GRAPH]

                 DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

      General. The depositary trust agreement, dated as of        , 2000, among
Merrill Lynch, Pierce, Fenner & Smith Incorporated, The Bank of New York, as trustee, other depositors and the owners of the ABC HOLDRS, provides that ABC HOLDRS will represent an owner's undivided beneficial ownership interest in the common stock of the underlying companies.

      The trustee. The Bank of New York will serve as trustee. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services. The Bank of New York is a subsidiary of Bank of New York Company, Inc., one of the underlying securities in the ABC HOLDRS.

      Issuance, transfer and surrender of ABC HOLDRS. You may create and cancel ABC HOLDRS only in round-lots of 100 ABC HOLDRS. You may create ABC HOLDRS by delivering to the trustee the requisite underlying securities. The trust will only issue ABC HOLDRS upon the deposit of the whole shares represented by a round-lot of 100 ABC HOLDRS. In the event that a fractional share comes to be represented by a round-lot of ABC HOLDRS, the trust may require a minimum of more than one round-lot of 100 ABC HOLDRS for an issuance so that the trust will always receive whole share amounts for issuance of ABC HOLDRS. Similarly, you must surrender ABC HOLDRS in integral multiples of 100 ABC HOLDRS to withdraw deposited shares from the trust. The trustee will not deliver fractional shares of underlying securities, and to the extent that any cancellation of ABC HOLDRS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of your deposited shares during the trustee's normal business hours. The trustee expects that in most cases it will deliver your deposited shares within one business day of your withdrawal request.

      Voting rights. The trustee will deliver you proxy soliciting materials provided by issuers of the deposited shares so as to permit you to give the trustee instructions as to how to vote on matters to be considered at any annual or special meetings held by issuers of the underlying securities.

      Under the depositary trust agreement, any beneficial owner of ABC HOLDRS, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, owning ABC HOLDRS for its own proprietary account as principal, will have the right to vote to dissolve and liquidate the trust.

      Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying securities. The trustee will use its reasonable efforts to ensure that it distributes these distributions as promptly as practicable after the date on which it receives the distribution. Therefore, you may receive your distributions substantially later than you would have had you held the underlying securities directly. You will be obligated to pay any tax or other charge that may become due with respect to ABC HOLDRS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. In addition, the trustee will deduct its quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS from quarterly dividends, if any, paid to the trustee by the issuers of the underlying securities. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year.

      Record dates. With respect to dividend payments and voting instructions, the trustee expects to fix the trust's record dates as close as possible to the record date fixed by the issuer of the underlying securities.

      Shareholder communications. The trustee promptly will forward to you all shareholder communications that it receives from issuers of the underlying securities.

      Withdrawal of underlying securities. You may surrender your ABC HOLDRS and receive underlying securities during the trustee's normal business hours and upon the payment of applicable fees, taxes or governmental charges, if any. You should receive your underlying securities no later than the business day after the trustee receives your request. If you surrender ABC HOLDRS in order to receive underlying securities, you will pay to the trustee a cancellation fee of up to $10.00 per round-lot of 100 ABC HOLDRS.

      Further issuances of ABC HOLDRS. The depositary trust agreement provides for further issuances of ABC HOLDRS on a continuous basis without your consent.

      Reconstitution events. The depositary trust agreement provides for the automatic distribution of underlying securities to you in four circumstances.

    A. If an issuer of underlying securities no longer has a class of common stock registered under section 12 of the Securities Exchange Act of 1934, then its securities will no longer be an underlying security and the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

    B. If the SEC finds that an issuer of underlying securities should be registered as an investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of the SEC finding, then the trustee will distribute the shares of that company to the owners of the ABC HOLDRS.

    C. If the underlying securities of an issuer cease to be outstanding as a result of a merger, consolidation or other corporate combination, the trustee will distribute the consideration paid by and received from the acquiring company to the beneficial owners of ABC HOLDRS, unless the merger, consolidation or other corporate combination is between companies that are already included in the ABC HOLDRS and the consideration paid is additional underlying securities. In this case, the additional underlying securities will be deposited into the trust.

    D. If an issuer's underlying securities are delisted from trading on a national securities exchange or Nasdaq and are not listed for trading on another national securities exchange or through Nasdaq within five business days from the date such securities are delisted.

      If a reconstitution event occurs, the trustee will deliver the underlying security to you as promptly as practicable after the date that the trustee has knowledge of the occurrence of a reconstitution event.

      Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, within 60 days from the date the trustee provides notice to Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, of its intent to resign. Upon termination, the beneficial owners of ABC HOLDRS will surrender their ABC HOLDRS as provided in the depositary trust agreement, including payment of any fees of the trustee or applicable taxes or governmental charges due in connection with delivery to the owners of the underlying securities. The trust also will terminate if ABC HOLDRS are delisted from the American Stock Exchange and are not listed for trading on another national securities exchange or through Nasdaq within 5 business days from the date the ABC HOLDRS are delisted. Finally, the trust will terminate if 75% of the owners of outstanding ABC HOLDRS other than Merrill Lynch, Pierce, Fenner & Smith Incorporated vote to dissolve and liquidate the trust.

      If a termination event occurs, the trustee will distribute the underlying securities to you as promptly as practicable after the termination event occurs.

      Amendment of the depositary trust agreement. The trustee and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any other depositor or any of the owners of the ABC HOLDRS. Promptly after the execution of any amendment to the agreement, the trustee must furnish or cause to be furnished written notification of the substance of the amendment to each owner of ABC HOLDRS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing right of the owners of ABC HOLDRS will not become effective until 30 days after notice of the amendment is given to the owners of ABC HOLDRS.

      Issuance and cancellation fees. After the initial public offering, the trust expects to issue more ABC HOLDRS. If you wish to create ABC HOLDRS by delivering to the trust the requisite underlying securities, the trustee will charge you an issuance fee of up to $10.00 for each round-lot of 100 ABC HOLDRS. If you wish to cancel your ABC HOLDRS and withdraw your underlying securities, the trustee will charge you a cancellation fee of up to $10.00 for each round-lot of 100 ABC HOLDRS issued. The trustee may negotiate either of these fees depending on the volume, frequency and size of the issuance or cancellation transactions.

      Commissions. If you choose to create ABC HOLDRS after the conclusion of the initial public offering, you will not be charged the underwriting fee. However, in addition to the issuance and cancellation fees described above, you will be responsible for paying any sales commissions associated with your purchase of the underlying securities that is charged by your broker, whether it be a member of the selling group or another broker.

      Custody fees. The Bank of New York, as trustee and as custodian, will charge you a quarterly custody fee of $2.00 for each round-lot of 100 ABC HOLDRS to be deducted from any dividend payments or other cash distributions on underlying securities received by the trustee. With respect to the aggregate custody fee payable in any calendar year for each ABC HOLDR, the Trustee will waive that portion of the fee which exceeds the total cash dividends and other cash distributions received, or to be received, and payable with respect to such calendar year. The trustee cannot recapture unpaid custody fees from prior years.

      Address of the trustee. The Bank of New York, ADR Department, 101 Barclay Street, New York, New York 10286.

      Governing law. The depositary trust agreement and ABC HOLDRS will be governed by the laws of the State of New York. The trustee will provide the depositary trust agreement to any owner of the underlying securities free of charge upon written request.

      Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or sufficiency, or as to the accuracy of the recitals, if any, set forth in the ABC HOLDRS.

      The trustee undertakes to perform only those duties as are specifically set forth in the depositary trust agreement. Subject to the preceding sentence, the trustee will be liable for its own negligence or misconduct except for good faith errors in judgment so long as the trustee was not negligent in ascertaining the relevant facts.

                        FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a summary of the U.S. federal income tax consequences relating to the ABC HOLDRS for:

    .  a citizen or resident of the United States;

    . a corporation or partnership created or organized in the United States or under the laws of the United States;

    . an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

    . a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (each of the above, a "U.S. receipt holder"); and

    . any person other than a U.S. receipt holder (a "Non-U.S. receipt holder").

      This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. In addition, this summary generally is limited to investors who will hold the ABC HOLDRS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. We recommend that you consult with your own tax advisor.

Taxation of the trust

      The trust will provide for flow through tax consequences as it will be treated as a grantor trust or custodial arrangement for U.S. federal income tax purposes.

Taxation of ABC HOLDRS

      A receipt holder purchasing and owning ABC HOLDRS will be treated, for U.S. federal income tax purposes, as directly owning a proportionate share of the underlying securities represented by ABC HOLDRS. Consequently, if there is a taxable cash distribution on an underlying security, a holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time that the holder receives the cash distribution from the trustee.

      A receipt holder will determine its initial tax basis in each of the underlying securities by allocating the purchase price for the ABC HOLDRS among the underlying securities based on their relative fair market values at the time of purchase. Similarly, when a holder sells a receipt, it will determine the amount realized with respect to each security by allocating the sales price among the underlying securities based on their relative fair market values at the time of sale. A holder's gain or loss with respect to each security will be computed by subtracting its adjusted basis in the security from the amount realized on the security. With respect to purchases of ABC HOLDRS for cash in the secondary market, a receipt holder's aggregate tax basis in each of the underlying securities will be equal to the purchase price of the ABC HOLDRS. Similarly, with respect to sales of ABC HOLDRS for cash in the secondary market, the amount realized with respect to a sale of ABC HOLDRS will be equal to the aggregate amount realized with respect to each of the underlying securities.

      The distribution of any securities by the trust upon the surrender of ABC HOLDRS, the occurrence of a reconstitution event, or a termination event will not be a taxable event, except to the extent that cash is distributed in lieu of fractional shares. The receipt holder's holding period with respect to the distributed securities will include the period that the holder held the securities through the trust.

Brokerage fees and custodian fees

      The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying securities. Accordingly, a holder includes this fee in its tax basis in the underlying securities. A holder will allocate the brokerage fee among the underlying securities using either a fair market value allocation or pro rata based on the number of shares of each underlying security. Similarly, the brokerage fee incurred in selling ABC HOLDRS will reduce the amount realized with respect to the underlying securities.

      A holder will be required to include in its income the full amount of dividends paid on the underlying securities, even though the depositary trust agreement provides that the custodian fees will be deducted directly from any dividends paid. These custodian fees will be treated as an expense incurred in connection with a holder's investment in the underlying securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custodian fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

Special considerations with respect to underlying securities of foreign issuers

      With respect to underlying securities of foreign issuers, the gross amount of any taxable cash distribution will not be eligible for the dividends received deduction generally allowed to corporate U.S. receipt holders.

      If a foreign issuer pays a dividend in a currency other than in U.S. dollars, the amount of the dividend for U.S. federal income tax purposes will be the U.S. dollar value, determined at the spot rate on the date of such payment, regardless of whether the payment is later converted into U.S. dollars. In such case, the U.S. receipt holder may recognize ordinary income or loss as a result of currency fluctuations between the date on which the dividend is paid and the date the dividend amount is converted into U.S. dollars.

      Subject to conditions and limitations, any foreign tax withheld on dividends may be deducted from taxable income or credited against a U.S. receipt holder's U.S. federal income tax liability. The limitation on foreign taxes eligible for the U.S. foreign tax credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by a foreign issuer generally will constitute passive income or, in the case of some U.S. holders, financial services income. For purposes of the U.S. foreign tax credit limitation, dividends received by a U.S. receipt holder with respect to an underlying security of a foreign issuer generally will be treated as foreign source income while any gain or loss recognized from the sale of such security generally will be treated as from sources within the United States. The rules relating to the determination of the foreign tax credit are complex and U.S. receipt holders should consult their own tax advisors to determine whether and to what extent a credit would be available.

      Additionally, special U.S. federal income tax rules apply to U.S. persons owning shares of a "passive foreign investment company" (a "PFIC"). We do not believe that any of the foreign issuers of the underlying securities is currently a PFIC and do not anticipate that any issuer will become a PFIC in the future, although no assurances can be made that the applicable tax law or other relevant circumstances will not change in a manner which affects the PFIC determination. A foreign corporation generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules, either:

    .  at least 75 % of its gross income is "passive income"; or

    . on average at least 50% of the gross value of its assets is attributable to assets that produce "passive income" or are held for the production of passive income.

Passive income for this purpose generally includes dividends, interest, royalties, rents, and gains from commodities and securities transactions.

      If a corporation were classified as a PFIC, a U.S. receipt holder could be subject to increase tax liability (possibly including an interest charge) upon the sale or other disposition of the ABC HOLDRS or of the underlying securities or upon the receipt of "excess distributions", unless such U.S. receipt holder elected to be taxed currently on its pro rata portion of the corporation's income, whether or not such income was distributed in the form of dividends or otherwise.

Non-U.S. receipt holders

      A Non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty with respect to dividends received on underlying securities of U.S. issuers. However, if that income is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by such holder, then those dividends will be exempt from withholding tax, provided the holder complies with applicable certification and disclosure requirements.

      A Non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to dividends received on underlying securities of foreign issuers, unless that income is effectively connected with a U.S. trade or business conducted by such holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by such holder.

      With respect to dividends of both U.S. and foreign issuers, a Non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment, net of relevant deductions and credits, will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons. In addition to this graduated tax, effectively connected or dividends attributable to a permanent establishment, received by a corporate Non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or such lower rate as may be specified by an applicable tax treaty. Under some circumstances, a Non-U.S. receipt holder whose dividends are so effectively connected or attributable shall be entitled to a dividends received deduction equal to 70% or 80% of the amount of the dividend.

      A Non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

      A Non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of ABC HOLDRS or of the underlying securities unless:

    . that gain is effectively connected with a U.S. trade or business conducted by the holder or, where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by such holder,

    . in the case of any gain realized by an individual Non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met, or

    . the underlying securities issuer is or has been a U.S. real property holding corporation for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period during which the Non-U.S. receipt holder held the common stock of such issuer and (a) the common stock is not considered to be "regularly traded on an established securities market" or (b) the Non-U.S. receipt holder owned, actually or constructively, at any time during the shorter of the periods described above, more than five percent of the common stock of such issuer.

      Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the same graduated rates applicable to U.S. persons, and may, in the case of a corporate Non-U.S. receipt holder, also be subject to the branch profits tax. We recommend that Non-U.S. receipt holders consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

      The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a Non-U.S. receipt holder's or an issuer's particular facts and circumstances. We recommend that investors consult their own tax advisors.

Backup withholding tax, withholding tax and information reporting requirements

      Final U.S. Treasury Regulations relating to backup withholding, withholding and information reporting have been issued that modify certain rules with respect to payments made after December 31, 2000. Investors are urged to consult their own tax advisors regarding the application of the backup withholding, withholding and information reporting requirements, including the new regulations, with respect to their particular circumstances.

                              ERISA CONSIDERATIONS

      Any plan fiduciary which proposes to have a plan acquire ABC HOLDRS should consult with its counsel with respect to the potential applicability of ERISA and the Internal Revenue Code to this investment and whether any exemption would be applicable and determine on its own whether all conditions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC HOLDRS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

      In accordance with the depositary trust agreement, the trust will issue to Merrill Lynch, Pierce, Fenner & Smith Incorporated, and Merrill Lynch, Pierce, Fenner & Smith Incorporated will deposit the underlying securities to
receive ABC HOLDRS. [     ], the selling group, proposes to offer the ABC
HOLDRS to the public at the offering price set forth on the cover page of this prospectus which includes an underwriting fee of 2%. Merrill Lynch, Pierce, Fenner & Smith Incorporated will provide ABC HOLDRS to the other members of the selling group at the public offering price, as set forth on the cover page of this prospectus, less a concession that is not in excess of [ ]%. The selling group may allow to certain dealers, and such dealers may reallow, a discount on sales of ABC HOLDRS not in excess of [ ]% of the public offering price, as set forth on the cover page of this prospectus. We expect the trust to deliver the initial distribution of ABC HOLDRS against deposit of the underlying securities
in New York, New York on         , 2000. After the initial offering, the public
offering price, concession and discount may be changed. The trust will continue to issue ABC HOLDRS, in connection with deposits of underlying securities. This offering is being made in compliance with Conduct Rule 2810 of the National Association of Securities Dealers, Inc. Accordingly, sales will not be made to a discretionary account without the prior written approval of a purchaser of ABC HOLDRS.

      Members of the selling group and their affiliates from time to time provided investment banking and other financial services to certain of the issuers of the underlying securities and expect in the future to provide these services, for which they have received and will receive customary fees and commissions. They also may have served as counterparties in other transactions with certain of the issuers of the underlying securities.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated may use this prospectus, as updated from time to time, in connection with offers and sales related to market-making transactions in the ABC HOLDRS. Merrill Lynch, Pierce, Fenner & Smith Incorporated may act as principal or agent in such transactions. Market-making sales will be made at prices related to prevailing market prices at the time of sale.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to indemnify the trustee against certain civil liabilities related to acts performed or not performed by the trustee in accordance with the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to the ABC HOLDRS. Should a court determine not to enforce the indemnification provision, Merrill Lynch, Pierce, Fenner & Smith Incorporated also has agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

                                 LEGAL MATTERS

      Legal matters, including the validity of the ABC HOLDRS, will be passed upon for Merrill Lynch, Pierce, Fenner & Smith Incorporated, the initial depositor and the underwriter, by Shearman & Sterling, New York, New York. Shearman & Sterling, as special U.S. tax counsel to the trust, also will render an opinion regarding the material federal income tax consequences relating to the ABC HOLDRS.

                      WHERE YOU CAN FIND MORE INFORMATION

      Merrill Lynch, Pierce, Fenner & Smith Incorporated has filed a registration statement on Form S-1 with the SEC covering the ABC HOLDRS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

      The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You also may read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. Merrill Lynch, Pierce, Fenner & Smith Incorporated will not and the trust may not be subject to the requirements of the Exchange Act and accordingly may not file periodic reports.

      Because the common stock of the issuers of the underlying securities is registered under the Exchange Act, the issuers of the underlying securities are required to file periodically financial and other information specified by the SEC. For more information about the issuers of the underlying securities, information provided to or filed with the SEC by the issuers of the underlying securities with respect to their registered securities can be inspected at the SEC's public reference facilities or accessed through the SEC's Web site referenced above. In addition, information regarding the issuers of the underlying securities may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated information.

      The trust and the selling group and its affiliates are not affiliated with the issuers of the underlying securities, and the issuers of the underlying securities have no obligations with respect to ABC HOLDRS. This prospectus relates only to ABC HOLDRS and does not relate to the common stock or other securities of the issuers of the underlying securities. The information in this prospectus regarding the issuers of the underlying securities has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the issuers of the underlying securities in connection with ABC HOLDRS. We make no representation that these publicly available documents or any other publicly available information regarding the issuers of the underlying securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the common stock of the issuers of the underlying securities, and therefore the offering and trading prices of the ABC HOLDRS have been publicly disclosed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                     [LOGO]

                           [   ] Depositary Receipts

                              ABC HOLDRS SM Trust

                             ---------------------

                                   PROSPECTUS

                             ---------------------

                              Merrill Lynch & Co.

                                     [   ]

                                     , 2000

      Until     , 2000 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC HOLDRS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

      Securities and Exchange Commission registration fee............... $2,640
      Printing and engraving expenses...................................
      Legal fees and expenses...........................................
      Rating agency fees................................................
      Miscellaneous.....................................................
        Total........................................................... $

Item 15. Indemnification of Directors and Officers.

      Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

      Article XIV, Section 2 of the Restated Certificate of Incorporation of Merrill Lynch, Pierce, Fenner & Smith Incorporated provides in effect that, subject to certain limited exceptions, Merrill Lynch, Pierce, Fenner & Smith Incorporated shall indemnify its directors and officers to the full extent authorized or permitted by law.

      The directors and officers of Merrill Lynch, Pierce, Fenner & Smith Incorporated are insured under policies of insurance maintained by Merrill Lynch, Pierce, Fenner & Smith Incorporated, subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, Merrill Lynch, Pierce, Fenner & Smith Incorporated has entered into contracts with all of its directors providing for indemnification of such persons by Merrill Lynch, Pierce, Fenner & Smith Incorporated to the full extent authorized or permitted by law, subject to certain limited exceptions.

Item 16. Exhibits.

      See Exhibit Index.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3)
            of the Securities Act of 1933.

                  (ii) To reflect in the prospectus any facts or events
            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 15 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, on August 14, 2000.

                                          Merrill Lynch, Pierce, Fenner &
                                           Smith
                                                   Incorporated

                                          By:     /s/ Ahmass L. Fakahany
                                             ----------------------------------
                                                    Ahmass L. Fakahany
                                                 Senior Vice President and
                                                  Chief Financial Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Joseph Moglia and Stephen G. Bodurtha and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 14, 2000.

              Signature                      Title

       /s/ John L. Steffens          Chief Executive
-----------------------------------   Officer, Chairman
         John L. Steffens             of the Board and
                                      Director

        /s/ Stanley O'Neal           Director
-----------------------------------
          Stanley O'Neal

      /s/ George A. Schieren         Director
-----------------------------------
        George A. Schieren

       /s/ Thomas H. Patrick         Director
-----------------------------------
         Thomas H. Patrick

      /s/ Ahmass L. Fakahany         Senior Vice
-----------------------------------   President and Chief
        Ahmass L. Fakahany            Financial Officer

                               INDEX TO EXHIBITS

 Exhibits
 --------
 * 4.1    Standard Terms for Depositary Trust Agreements between Merrill Lynch,
          Pierce, Fenner & Smith Incorporated and The Bank of Bank of New York,
          as Trustee dated as of September 2, 1999, and included as exhibits thereto, form of Depositary Trust Agreement and form of HOLDRS

 * 5.1    Opinion of Shearman & Sterling regarding the validity of the ABC
          HOLDRS Receipts

 * 8.1 Opinion of Shearman & Sterling, as special U.S. tax counsel regarding the material federal income tax consequences

  24.1    Power of Attorney (included in Part II of Registration Statement)

--------
*  To be filed by amendment.


                                       1